Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated November 17, 2025 relating to the Common Stock, par value $0.00001 per share, of Kyverna Therapeutics, Inc. shall be filed on behalf of the undersigned.

GORDONMD GLOBAL INVESTMENTS LP By: /s/ GordonMD Global Investments GP LLC
Name: Craig D. Gordon
Title: Managing Member of the General Partner

GORDONMD LONG BIASED MASTER FUND LP By: /s/ GordonMD Long Biased GP LLC
Name: Craig D. Gordon
Title: Managing Member of the General Partner

GORDONMD LONG BIASED GP LLC By: /s/ Craig D. Gordon
Name: Craig D. Gordon
Title: Managing Member

CRAIG D. GORDON By: /s/ Craig D. Gordon

GORDONMD GLOBAL INVESTMENTS GP LLC By: /s/ Craig D. Gordon
Name: Craig D. Gordon
Title: Managing Member